Exhibit 2.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 2nd day of January, 2013.

BETWEEN:                                                                         VIVENTIA BIOTECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario

(the “Vendor”)

-and-

VIVENTIA BIO INC., a corporation existing under the laws of the Province of Ontario

(the “Purchaser”)

RECITALS

WHEREAS the Vendor desires to sell and assign to the Purchaser, and the Purchaser desires to purchase and assume from the Vendor, the Purchased Assets (as hereinafter defined) of the Business (as hereinafter defined) pursuant to the terms and subject to the conditions contained in this agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
PRINCIPLES OF INTERPRETATION

1.1.                            Definitions.

In this Agreement, the following terms shall have the meanings set out below.

(a)                                 “Affiliate” has the meaning attributed to such term in the Business Corporations Act (Ontario), as in effect as of the date hereof;

(b)                                 “Agreement” means this Agreement and all schedules attached to this Agreement, in each case as they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement; and unless otherwise indicated, references to Articles and sections are to Articles and sections in this Agreement;

(c)                                  “Assumed Contracts” means the Technology Licences, the active contracts listed in Schedule 5, any Employee Confidentiality and IP Assignment

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreements entered into by the Vendor with any of its Employees (including any former employees);

(d)                                 “Assumed Liabilities” has the meaning attributed to such term in Section 2.3;

(e)                                  “Books and Records” means all books, records, files and papers of the Vendor including client files, accounting records, computer programs (including source codes), software programs, sales and advertising materials, sales and purchases correspondence, personnel, employment and other records including all records and data of any nature and in whatever format relating to the Vendor’s research and development, process development or manufacturing activities;

(f)                                   “Business” means the business currently carried on by the Vendor in the Provinces of Ontario and Manitoba, namely the business of research, development, clinical trials, regulatory compliance, marketing, sales, manufacturing, distribution, licensing or other exploitation of:

(i)                                     monoclonal antibody immunotoxins for the treatment of cancer;

(ii)                                  the use of the human immune system to identify therapeutically or diagnostically relevant antibodies and their cognate antigens for cancer; and

(iii)                               any exploitation thereof, related research, products and services to any of the above and products derived from any of the above.

(g)                                  “Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

(h)                                 “Charge” means any charge, encumbrance, hypothec, lien, mortgage, pledge, privilege, prior claim, security interest or title retention agreement of any nature or kind;

(i)                                     “Claim” has the meaning attributed to such term in Section 6.2;

(j)                                    “Class A Preference Shares” means the Class A Preference Shares in the capital of the Purchaser with the rights and attributes set out in the Certificate and Articles of Amendment of the Purchaser dated December 18, 2012;

(k)                                 “Closing” means the closing of the transactions contemplated by this Agreement;

(l)                                     “Closing Date” means January 2, 2013, or such other date as may be agreed upon by the parties hereto;

(m)                             “Computer Systems” means computer software, computer hardware and other equipment or products incorporating embedded software or microcode;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(n)                                 “Constating Documents” means, in respect of a corporation, its articles of incorporation, its by-laws and all amendments thereto;

(o)                                 “Employees” means the employees of the Vendor as set out in Schedule 6;

(p)                                 “ETA” means the Excise Tax Act (Canada), as amended from time to time;

(q)                                 “Excluded Assets” has the meaning attributed to such term in Section 2.2;

(r)                                    “GST/HST” means the harmonized goods and services tax imposed under Part IX of the ETA;

(s)                                   “including” means “including without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

(t)                                    “Intellectual Property” means the patents and trademarks set out in Schedules 2 and 3, and all results, data and applications in connection with such patents or trademarks;

(u)                                 “ITA” means the Income Tax Act (Canada), as amended from time to time;

(v)                                 “Losses” means in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of such matter;

(w)                               “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(x)                                 “Purchase Price” has the meaning attributed to such term in Section 2.5;

(y)                                 “Purchased Assets” has the meaning attributed to such term in Section 2.1;

(z)                                  “Purchaser’s Claim” has the meaning attributed to such term in Section 6.2;

(aa)                          “Real Property Leases” means the leases for the premises occupied by the Vendor at 147 Hamelin Street in Winnipeg, Manitoba and at 7895 Tranmere Drive, Suite 204 in Mississauga, Ontario

(bb)                          “Required Consents” means, collectively, all consents required from any Third Party in order to assign and transfer any of the Purchased Assets;

(cc)                            “Tangible Assets” has the meaning attributed to such term in Section 2.1.1;

(dd)                          “Technology Licences” means the licences set out in Schedule 4;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ee)                            “Third Party” has the meaning attributed to such term in Section 6.4.2.;

(ff)                              “Third Party Claim” has the meaning attributed to such term in Section 6.2;

(gg)                            “Time of Closing” means 10:00 a.m., on the Closing Date or such other time on the Closing Date as may be agreed upon in writing by the parties;

(hh)                          “To the knowledge”, or words of similar import, means, with respect to a specified party hereto, the actual knowledge of a director or senior officer of such party;

1.2.                            Schedules. The following schedules are deemed to be an integral part of this Agreement and are attached hereto and incorporated herein by reference:

Schedules

1	Tangible Assets
2	Patents
3	Trademarks
4	Technology Licences
5	Active Contracts
6	Employees

1.3.                            Headings and Table of Contents. The inclusion of headings and of a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4.                            Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5.                            Currency. All amounts in this Agreement are references to United States currency.

1.6.                            Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.7.                            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, conditions or representations (including any that may be implied by statute) and there is no agreement in connection with such subject matter, except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees, agents or shareholders, to any other party hereto or its directors, employees, agents or shareholders, except to the extent that the same has been reduced to writing and included as a term of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Accordingly, there shall be no liability assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid.

1.8.                            Waiver, Amendment. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.9.                            Governing Law and Place of Execution. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Notwithstanding their place of execution, this Agreement and the agreements required by this Agreement to be delivered at the Time of Closing shall be deemed to have been entered into in the Province of Ontario. The parties irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

1.10.                     Schedules. Any item disclosed in the schedules attached hereto, under any specific section or schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every section of this Agreement in respect of which such disclosure is required. In no event shall any party hereto have any liability by virtue of its failure to disclose in response to any section of this Agreement items which are disclosed herein in respect to another section of this Agreement.

ARTICLE 2
PURCHASE AND SALE

2.1.                            Agreement to Purchase/Sell. Subject to the terms and conditions of this Agreement, and with effect at the Time of Closing, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor the following assets (collectively, the “Purchased Assets”):

(a)                                 all right, title and interest of the Vendor in and to the furniture, office equipment, Computer Systems and other tangible personal property described on Schedule 1 attached hereto (the “Tangible Assets”);

(b)                                 all right, title and interest of the Vendor in and to each Real Property Lease and the tenant improvements located thereon;

(c)                                  all right, title and interest of the Vendor in and to the Assumed Contracts and Intellectual Property;

(d)                                 all right, title and interest of the Vendor in and to the shares in the capital stock of, or advances made to, any Affiliate;

(e)                                  all right, title and interest of the Vendor in and to the Books and Records; and

(f)                                   the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor, and the right to use any words indicating that the Business is so

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

carried on and the right of the Vendor in the URL and email addresses, telephone and facsimile number or numbers listed in the name of the Vendor.

2.2.                            Excluded Assets. Notwithstanding anything contained in Section 2.1, the Purchased Assets shall not include, and the Purchaser shall not acquire, any cash on hand in any bank accounts or term deposits held in the name of the Vendor (collectively, the “Excluded Assets”).

2.3.                            Assumed Liabilities. At the Time of Closing, the Purchaser shall assume, and thereafter pay, fulfill, perform or otherwise discharge when due, all of the following liabilities and obligations of the Vendor:

(a)                                 all liabilities and obligations under each Real Property Lease; and

(b)                                 all liabilities and obligations under the Assumed Contracts;

(hereinafter collectively referred to as the “Assumed Liabilities”).

2.4.                            Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume or be liable for any liabilities, commitments, obligations or claims against the Vendor or of the Business.

2.5.                            Purchase Price. The purchase price (the “Purchase Price”) for the Purchased Assets shall be the fair market value thereof, which the parties have agreed is $16,000,000.

2.6.                            Payment of Purchase Price. The Purchase Price shall be paid and satisfied by the issuance to the Vendor of 16,000,000 Class “A” Preference Shares in the capital of the Purchaser with an aggregate redemption value equal to the Purchase Price.

2.7.                            Nonassignable Purchased Assets. To the extent that any of the Purchased Assets to be assigned or transferred hereunder is not capable of being assigned or transferred without the consent or waiver of a third Person, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer thereof, until such time as such written consent or waiver has been obtained.

2.8.                            Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as the parties mutually agree. The Vendor and the Purchaser shall follow the agreed allocations in determining and reporting their liabilities for any taxes and, without limitation, shall file their respective income tax returns prepared in accordance with such allocations.

2.9.                            Tax Election. For income tax purposes, the parties shall file a joint election under section 85 of the ITA, electing to transfer the Purchased Assets which are eligible property within the meaning of subsection 85(1.1) of the ITA to the Purchaser at such elected amounts as may be determined by the Vendor in its sole discretion. The Vendor acknowledges that the cost to it, and paid-up capital for purposes of the ITA, of the Class “A” Preference Shares in the capital of the Purchaser issued to the Vendor in satisfaction of the Purchase Price shall equal the aggregate sum of such elected amounts.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1.                            By the Vendor. The Vendor represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying upon the following representations and warranties in connection with entering into this Agreement and the transactions contemplated hereby) as set out in below:

(a)                                 Incorporation and Status. The Vendor is a subsisting corporation validly incorporated and organized under the laws of the Province of Ontario.

(b)                                 Corporate Power of the Vendor. The Vendor has all requisite corporate power and authority to carry on the Business, and to own, lease and operate the properties and assets now owned, leased and operated by it.

(c)                                  Due Authorization. The execution and delivery of this Agreement and all other agreements, the execution of which by the Vendor is herein contemplated, have been duly authorized by all necessary corporate action and the Vendor has all requisite corporate power and authority to enter into all such agreements and to perform and discharge its obligations thereunder in accordance with their respective terms.

(d)                                 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting creditors rights generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(e)                                  No Contravention. The execution and delivery of this Agreement and all other agreements, the execution of which is contemplated hereby by the Vendor and the observance and performance of the terms and provisions of any such agreements on its part to be observed and performed and the completion of the transactions provided for in this Agreement: (i) do not constitute a violation of applicable law or a violation or breach of the Constating Documents or, subject to obtaining the Required Consents, any provision of any contract, indenture, trust deed, bond, debenture, security agreement, agreement or other instrument to which the Vendor is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to it; (ii) subject to obtaining the Required Consents, would not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any contract, indenture, trust deed, bond, debenture, security agreement or other instrument to which the Vendor is a party or by which it is bound; and (iii) would not result in the creation or imposition of any Charge on any of the property or assets of the Vendor.

(f)                                   Approvals, Consents and Notices Relating to the Vendor. Except for the Required Consents, no authorization, consent or approval of, or filing with, or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

notice to any court or other Person is required to be obtained or given by the Vendor in connection with the execution, delivery or performance of this Agreement by the Vendor.

(g)                                  Books and Records. All transactions involving the Vendor and the Business have been accurately recorded in its Books and Records on a basis consistent with that of previous fiscal periods.

(h)                                 Purchased Assets. The Vendor owns the Purchased Assets with good and marketable title thereto, free and clear of any Charge and of any rights or privileges capable of becoming a Charge.

(i)                                     Intellectual Property.

(i)                                     The Vendor is entitled to use all Intellectual Property now used by it in the course of carrying on the Business. The Vendor is authorized to assign the Intellectual Property to the Purchaser. The Vendor has not granted any right, title or interest in and to the Intellectual Property used by it to any other Person. The Vendor has not received any notice claiming that the conduct of the Business infringes upon the patents, trademarks, URL addresses, trade names, service marks or copyrights or any other industrial property or intellectual property rights of any other Person.

(ii)                                  The Technology Licences are in good standing in all material respects and the Vendor is not in default of any of its obligations arising thereunder. All amounts due and payable by the Vendor pursuant to the Technology Licences have been paid in full. No state of facts exists after which, after notice or lapse of time or both or otherwise would result in a breach or default under any of the terms of any of the Technology Licences. The Vendor has not received any notice (written or oral) of default under the Technology Licences.

(j)                                    Matters Concerning Real Property Leases. To the knowledge of the Vendor, (i) each Real Property Lease is in good standing in all material respects and the Vendor is not in default of any of its obligations arising thereunder, (ii) all amounts due and payable at the Time of Closing by the Vendor pursuant to each Real Property Lease will have been paid in full, and (iii) no state of facts exists which, after notice or lapse of time or both or otherwise would result in a breach or default under any of the terms thereof. The Vendor has not received any notice (written or oral) of default under any Real Property Lease.

(k)                                 Undisclosed Debts. Except for: (i) professional and advisory services and other costs incurred in connection with the transactions contemplated hereby (which professional and advisory services have not yet been billed), (ii) normal course of business expenses (which expenses have not yet been billed), (iii) obligations assumed by the Purchaser herein, neither the Vendor nor the Business has any debts or obligations (absolute, accrued, contingent or otherwise due or to become

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

due). To the knowledge of Vendor, there are no unasserted or other liabilities, debts, obligations or claims against the Vendor or the Business of any nature.

(l)                                     Tax Matters. The Vendor has duly filed all tax returns required to be filed by it in a timely manner and has paid all taxes of any kind (including in respect of income tax, GST and any other charges, imposts, withholdings or other levies) which are due and payable by it on or before the Closing Date. Other than as disclosed herein, there are no actions or proceedings, assessments or collections of taxes of any kind with respect to the Business that could subject the Purchaser to any liabilities for such taxes for periods ending prior to the Closing Date or could impair any of the Purchased Assets. The Vendor has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including any of its Employees, Representatives, officers and directors and any non-resident Person, the amount of all taxes required by any law to be withheld from any such amount and has duly and timely remitted the same to the appropriate taxing or other governmental authority or agency.

(m)                             Residency. The Vendor is not a “non-resident” of Canada within the meaning of the Income Tax Act (Canada), as amended from time to time.

(n)                                 GST Registration. The Vendor is a registrant for purposes of the ETA.

3.2.                            By the Purchaser. The Purchaser represents and warrants to the Vendor (and acknowledges that the Vendor is relying upon the following representations and warranties in connection with entering into this Agreement and the transactions contemplated hereby) as set out below:

(a)                                 Incorporation and Status. The Purchaser is a subsisting corporation validly incorporated and organized under the laws of the Province of Ontario.

(b)                                 Due Authorization. The execution and delivery of this Agreement and all other agreements, the execution of which by the Purchaser is herein contemplated, have been duly authorized by all necessary corporate action and the Purchaser has all requisite corporate power and authority to enter into all such agreements and to perform and discharge its obligations thereunder in accordance with their respective terms.

(c)                                  Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting creditors rights generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(d)                                 No Contravention. The execution and delivery of this Agreement and all other agreements, the execution of which is contemplated hereby by the Purchaser and the observance and performance of the terms and provisions of any such agreements on its part to be observed and performed and the completion of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

transactions provided for in this Agreement: (i) do not constitute a violation of applicable law or a violation or breach of the Constating Documents or any provision of any contract, indenture, trust deed, bond, debenture, security agreement, agreement or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to it; (ii) would not constitute a default (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any contract, indenture, trust deed, bond, debenture, security agreement or other instrument to which the Purchaser is a party or by which it is bound; and (iii) would not result in the creation or imposition of any Charge on any of the property or assets of the Purchaser.

(e)                                  Approvals, Consents and Notices Relating to the Purchaser. No authorization, consent or approval of, or filing with, or notice to any court or other Person is required to be obtained or given by the Purchaser in connection with the execution, delivery or performance of this Agreement by the Purchaser.

(f)                                   Foreign Investment Review. The Purchaser is not a “non-Canadian” within the meaning of the Investment Canada Act (Canada), as amended from time to time.

(g)                                  GST Registration. The Purchaser is a registrant for purposes of the ETA.

3.3.                            No Finder’s Fees. Each of the Vendor and the Purchaser represents and warrants to the other, in connection with this Agreement, that it has not taken, and agrees that it will not take, any action that would cause the other to become liable to any claim or demand for a brokerage commission, finder’s fee, fiscal advisory fee or other similar payment.

ARTICLE 4
COVENANTS

4.1.                            Conduct of the Vendor At Closing. The Vendor covenants and agrees with the Purchaser that at the Time of Closing:

(a)                                 Corporate Authority. The Vendor shall deliver to the Purchaser evidence satisfactory to the Purchaser’s counsel that all necessary corporate authorizations authorizing and approving the transactions contemplated herein have been obtained.

(b)                                 Possession of Tangible Assets. The Vendor shall deliver to the Purchaser possession of the Tangible Assets and the Books and Records.

4.2.                            Conduct of the Purchaser at Closing. The Purchaser covenants and agrees with the Vendor that at the Time of Closing:

(a)                                 Corporate Authority. The Purchaser shall deliver to the Vendor evidence satisfactory to the Vendor’s counsel that all necessary corporate authorizations authorizing and approving the transactions contemplated herein have been obtained.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Purchase Price. The Purchaser shall assume the Assumed Liabilities and shall pay and satisfy the Purchase Price in the manner set out in Section 2.6 hereof.

4.3.                            Change of Name. As soon as practicable after the Closing Date, the Vendor shall pass all necessary resolutions and perform all other necessary corporate acts, including the filing of articles of amendment, for the Vendor to change its name to its number name.

4.4.                            Employees. The Purchaser shall only be obligated to offer employment to those Employees which are designated by the Purchaser within 15 days after the Closing Date (“Designated Employees”).

The Vendor shall indemnify and hold harmless the Purchaser from all Losses suffered or incurred by the Purchaser arising as a result of or due to the termination of any Employees other than a Designated Employee.

4.5.                            GST/HST Election. All applicable sales tax (including GST/HST levied pursuant to the ETA) arising in connection with the sale of the Purchased Assets shall be the responsibility of the Purchaser; provided, however, that the Vendor shall cooperate with the Purchaser in filing a joint election pursuant to subsection 167(1) of the ETA or any form that may be required in order that no GST/HST be payable by the Purchaser under the ETA with respect to the supply of property contemplated by this Agreement. The Vendor confirms that the supply of property contemplated by this Agreement constitutes a supply of the business that was carried on by the Vendor, and the Purchaser represents that such property can reasonably be regarded as being necessary for the Purchaser to be able to carry on such business.

4.6.                            Preservation of Books and Records. The Purchaser covenants and agrees that, subsequent to the Closing Date, it shall preserve the Books and Records relating to the Business, which were delivered by the Vendor to the Purchaser, for the period required under applicable tax and securities legislation.

ARTICLE 5
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.                            Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement and in any document executed and delivered in connection with the completion of the transactions contemplated herein shall survive the Closing and, notwithstanding such Closing and notwithstanding any investigations made by or on behalf of the parties hereto, shall continue in full force and effect from and after the Closing Date as follows:

(a)                                 as to all warranties and representations, for a period of 1 year following the Closing Date; and

(b)                                 as to all covenants and obligations of the parties, until performed in full.

Without limiting the generality of Section 5.1, the parties hereto agree that all indemnities contained herein, except as otherwise specifically set forth herein, shall survive Closing indefinitely.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6
INDEMNIFICATION

6.1.                            Indemnification. The Vendor hereby agrees to indemnify and save harmless the Purchaser for and from any Losses suffered by the Purchaser as a result of (i) any breach of representation or warranty on the part of the Vendor contained in this Agreement or in any agreement, certificate or document delivered pursuant to this Agreement, and (ii) any breach or non-performance by the Vendor of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or document delivered pursuant to this Agreement. No claim may be made against the Vendor for indemnification pursuant to item (i) of this paragraph unless the aggregate of all Losses incurred exceeds $20,000. Notwithstanding the foregoing, the total liability of the Vendor pursuant to this section shall not exceed the Purchase Price.

The Purchaser hereby agrees to indemnify and save harmless the Vendor for and from any Losses suffered by the Vendor as a result of (i) any breach of representation or warranty on the part of the Purchaser contained in this Agreement or in any agreement, certificate or document delivered pursuant to this Agreement, and (ii) any breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or document delivered pursuant to this Agreement. No claim may be made against the Purchaser for indemnification pursuant to item (i) of this paragraph unless the aggregate of all Losses incurred exceeds $20,000. The remaining provisions of this Article setting out the terms and conditions of the indemnity of the Vendor in favour of the Purchaser shall apply to the Purchaser’s indemnity of the Vendor, mutatis mutandis.

6.2.                            Notice of Claim. The Purchaser shall promptly give notice to the Vendor of any claim for indemnification pursuant to Section 6.1 (a “Claim”, which term shall include more than one Claim). Such notice shall specify whether the Claim arises as result of a claim by a Person against the Purchaser (a “Third Party Claim”) or whether the claim does not so arise (a “Purchaser’s Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)                                 the factual basis for the Claim; and

(b)                                 the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

6.3.                            Procedure for Indemnification.

(a)                                 Investigation of Claim. Following receipt of notice from the Purchaser of a Claim, the Vendor shall have 30 days to make such investigation of the Claim as the Vendor considers necessary or desirable. For the purpose of such investigation, the Purchaser shall make available to the Vendor the information relied upon by the Purchaser to substantiate the Claim.

(b)                                 Third Party Claims. With respect to any Third Party Claim, the Vendor shall have the right, at its own expense, to participate in, or assume control of, the negotiation, settlement or defence of such Third Party Claim and, in such event,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Vendor shall reimburse the Purchaser for all of the Purchaser’s out-of-pocket expenses as a result of such participation or assumption. If the Vendor elects to assume such control, the Purchaser shall cooperate with the Vendor. The Purchaser shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Purchaser, unless the Vendor consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include the Vendor and the Purchaser and a representation of both the Vendor and the Purchaser by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). If the Vendor, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time and with reasonable diligence, the Purchaser shall be entitled to assume such control and the Vendor shall be bound by the results obtained by the Purchaser with respect to such Third Party Claim.

6.4.                            Additional Rules and Procedures. The obligations of the Vendor to indemnify the Purchaser in respect of Claims shall also be subject to the following :

(a)                                 Termination of Representations and Warranties. Any Claim arising as a result of a breach of a representation or warranty contained in Appendix 3 or Appendix 4 shall be made not later than the date on which, pursuant to Section 5.1, such representation or warranty terminated.

(b)                                 Payment to Third Party. In the event that any Third Party Claim is of a nature such that the Purchaser is required by applicable law to make a payment to any Person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Purchaser may make such payment and the Vendor shall, forthwith after demand by the Purchaser, reimburse the Purchaser for any such payment. If the amount of any liability of the Purchaser under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Vendor to the Purchaser, the Purchaser shall pay the amount of such difference to the Vendor.

(c)                                  Control of Defence. If the Vendor fails to assume control of the defence of any Third Party Claim, the Purchaser shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Vendor assumes control of the negotiation, settlement or defence of any Third Party Claim, the Vendor shall not settle any Third Party Claim without the written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Vendor shall be limited to the proposed settlement amount if any such consent is not obtained within a reasonable time after the request therefor because of the unreasonableness or delay of the Purchaser.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Right of Appeal. The Purchaser shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Vendor reasonable notice thereof and an opportunity to contest such Third Party Claim.

(e)                                  Cooperation. The Purchaser and the Vendor shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully informed with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

6.5.                            Interest on Claims. The amount of any Claim submitted under Section 6.1 shall bear interest from and including the date any indemnified party is required to make payment in respect thereof at the prime lending rate of interest expressed at a rate per annum which Royal Bank of Canada establishes as a reference rate of interest for commercial demand loans in Canadian dollars, calculated from and including such date to but excluding the date reimbursement of such Claim by the indemnifying party is made, and the amount of such interest shall be deemed to be part of such Claim.

6.6.                            Purchase Price Adjustment. The parties hereto agree that any amount paid pursuant to this Article for any breach of representation or warranty on the part of either the Vendor or the Purchaser contained in this Agreement or in any agreement, certificate or document delivered pursuant to this Agreement shall constitute an adjustment to the Purchase Price.

6.7.                            Exclusive Remedy. From and after Closing, no party hereto shall be liable or responsible in any manner whatsoever to the other parties, whether for indemnification or otherwise, except for indemnity expressly provided in this Article and in Sections 4.5, 4.6 and 4.7, which provide the exclusive remedies and causes of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement or any agreement, certificate or other document delivered pursuant hereto.

ARTICLE 7
GENERAL MATTERS

7.1.                            Location and Time of Closing. The closing of the transactions contemplated by this Agreement shall take place at the Time of Closing at the offices of the Purchaser’s counsel.

7.2.                            Assignment. No party may assign its rights or benefits under this Agreement, without the prior written consent of the other party hereto (such consent not to be unreasonably withheld or delayed). In the event of an assignment contemplated above, any reference in this Agreement to the assignor shall be deemed to include the assignee. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.3.                            Expenses. Except as provided in this Agreement, each of the parties hereto shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by it, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the transactions contemplated hereby.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.4.                            Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

(a)                                 if to the Vendor:

7895 Tranmere Drive, Suite 204
Mississauga, Ontario
L5S 1V9

Attention:  Chief Operating Officer
Facsimile No.:  (905) 362-2981

(b)                                 if to the Purchaser:

7895 Tranmere Drive, Suite 204
Mississauga, Ontario
L5S 1V9

Attention:  Chief Operating Officer
Facsimile No.:  (905) 362-2981

7.5.                            Time of Essence. Time is of the essence of this Agreement.

7.6.                            Further Assurances. Each of the parties hereto shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement.

7.7.                            Counterparts. This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

Signing Page to Follow

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIVENTIA BIOTECHNOLOGIES INC.

Per:	/s/ Leslie Dan
	Name:	Leslie Dan
	Title:	Chairman
I have authority to bind the Corporation

VIVENTIA BIO INC.

Per:	/s/ Leslie Dan
	Name:	Leslie Dan
	Title:	Chairman
I have authority to bind the Corporation

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1
Tangible Assets

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Viventia Biotechnoiogies Inc.

Fixed Assets

December 31, 2012

			Cost	Acc’d Dep’n	NBV	Summary Category	Summary NBV

1720	-	Plant Equipment	7,442,653.89	6,554,596.24	888,057.65	Plant & Equip	888,057.65
1722	-	Leased Plant Equipment	840,559.80	840,559.80	—
1730	-	Production Equipment	55,181.27	55,181.27	—
1740	-	Office Equipment	283,355.49	252,628.65	30,726.84	Office Equip	44,225.36
1742	-	Leased Office Equipment	105,381.24	93,882.72	11,498.52
1745	-	Signs	7,817.42	7,817.42	—
1750	-	Computer Hardware	647,752.07	640,304.86	7,447.21	Computer Equip	8,787.23
1752	-	LeasedComputer Hardware	30,479.52	30,479.52	—
1760	-	Computer Software	286,238.92	284,898.90	1,340.02
1770	-	Telephones	54,127.59	42,913.07	11,214.52	Telephone Equip	11,214.52
1780	-	Leasehold Improvements	2,602,043.38	2,602,043.38	—	Leasehold Improvements	—
			12,355,590.59	11,405,305.83	950,284.76		950,284.76

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2
Patents

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

6

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

7

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

8

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

9

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

10

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

11

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

12

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3
Trademarks

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade-mark Status Update for Viventia Biotechnologies, Inc.

Trade-mark	Country	Appln No.	Reg No.
VIVENTIA	Canada	1,070,975	TMA573,326
UnLock	Canada	1,140,763	TMA607,270
IMMUNO MINING	Canada	1,117,078	TMA591,709
ARMED ANTIBODIES	Canada	1,128,376	TMA607,930
IMMUNOMINE	Canada	1,128,377	TMA591,451
HYBRIDOMICS	Canada	1,117,077	TMA601,345
VBI Design Logo	Canada	1,107,351	TMA591,802

VIVENTIA	Australia	865627	865627
VIVENTIA	European Union	2093110	002093110
VIVENTIA	United States	76/205,555	2,745,868
HYBRIDOMICS	United States	76/382,011	2,932,270
VBI Design Logo	Australia	898237	898237

VBI Design Logo	United States	76/350,349	3248772

IMMUNOMINE	United States	76/428,124	2,975,078
UnLock	United States	76/467,853	3,081,124
UnLock	Germany	30254575.1/05	30254575
PROXINIUM	Canada	1,211,855	TMA686,104
PROXINIUM	European Union	4046454	4046454
ARMED ANTIBODY	Canada	1,259,645	TMA695,100
VICINIUM	Canada	1,211,862	TMA686,105
VICINIUM	United States	78/394,619	3,363,110
PROXINIUM	United States	78/394,609	3,202,605
POWER + PRECISION	Canada	1,310,081	TMA690,372
VICINIUM	European Union	4633426	4633426
POWER + PRECISION	United States	77/069,670	3486968
FUSOGENIC	Canada	1,355,865	TMA810,954
FUSOMAB	Canada	1,355,864	TMA810,827
FUSOGENICS	Canada	1,355,866	TMA810,955

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Trade-mark	Country	Appln No.	Reg No.
FUSOMAB	United States	77/227,864	4184636
FUSOGENICS	United States	77227858
Swirl Mark	Germany	30172865	30172865

Swirl Design	European Union	010784544	010784544

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4
Technology Licenses

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

As of December 23, 2012

TECHNOLOGY LICENSES

TECHNOLOGIES
LICENSOR	[***]	Bouganin/ De-Bouganin	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
University of Zurich	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Protoden Technologies Inc. (Pangenetics/Tanox)	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Merck Services Ltd. (Biovation Ltd)	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

The above Technology Licenses are also listed in Schedule 5.

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5
Active Contracts

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Viventia Biotechnologies Inc.

Contract Tracker

Contract Due Dates

Company	Type of Agreement	Effective Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company	Type of Agreement	Effective Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company	Type of Agreement	Effective Date
[***]	[***]	[***]
[***]	[***]	[***]
Merck Services Ltd. (Biovation Ltd.)	License Agreement	08-Mar-04 Amendment #1 (15-Nov-11)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Protoden Technologies Inc.	Patent Assignment Agreement	2-Sep-11
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company	Type of Agreement	Effective Date
[***]	[***]	[***]
University of Zurich	License Agreement	13-Jan-03 Amendment #1 (11-Feb-05)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Updated 20-Dec-12

4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6
Employees

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

1